Exhibit 10.2
EXECUTION VERSION
PLEDGE AND SECURITY AGREEMENT
by and between
HOLLY LOGISTICS LIMITED LLC
and
SUNOCO PARTNERS MARKETING & TERMINALS L.P.
February 4, 2011

TABLE OF CONTENTS

1.	Definitions		1

2.	Pledge of Collateral		5

3.	Representations and Warranties of Pledgor		8

4.	Covenants of Pledgor		10

	4.1.	Collateral.	10
	4.2.	Voting Rights	10
	4.3.	Perfected Security Interest	11
	4.4.	Proceeds of Collateral	11
	4.5.	Financing Statements; Certificates	11
	4.6.	No Liability	11
	4.7.	Transfer of Pledged HEP Units	11

5.	Power of Attorney		11

6.	Third Party Waivers		12

	6.1.	Rights of Secured Party	12
	6.2.	Absolute Obligations	13
	6.3.	Pledgor’s Waivers	13
	6.4.	Waiver of Subrogation and Other Rights	14

7.	Miscellaneous		15

	7.1.	Notices	15
	7.2.	Entire Agreement	16
	7.3.	Reimbursement; Indemnification	16
	7.4.	Transfer and Assignment.	16
	7.5.	Release	16
	7.6.	Substitution of Collateral.	17
	7.7.	Applicable ROFR	17
	7.8.	No Waiver	18
	7.9.	Amendments	18
	7.10.	Severability	18
	7.11.	Relationship of Parties	18
	7.12.	Remedies Not Exclusive	18
	7.13.	Governing Law; Venue	18
	7.14.	No Third Party Beneficiaries	19
	7.15.	Specific Performance	19
	7.16.	Waiver of Jury Trial	19
	7.17.	Counterparts	19

PLEDGE AND SECURITY AGREEMENT
          THIS PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented, or otherwise modified from time to time, this “Pledge Agreement”) is entered into as of the 4th day of February, 2011 (the “Effective Date”), by and between HOLLY LOGISTICS LIMITED LLC, a Delaware limited partnership (together with its successors and/or assigns, the “Pledgor”), and SUNOCO PARTNERS MARKETING & TERMINALS L.P. a Delaware limited partnership (together with its successors and/or assigns, the “Secured Party”).
RECITALS
          A. Holly Refining & Marketing Company, a Delaware corporation (“Buyer”) and Secured Party have entered into and may in the future enter into crude oil supply agreements, including but not limited to the two crude oil supply agreements, dated as of May 28, 2009 (all such crude oil supply agreements entered into between Buyer and Secured Party, including those entered into in the future, as amended, restated, supplemented or otherwise modified from time to time, the “Crude Supply Agreements”).
          B. Buyer has requested that Secured Party extend credit to Buyer in connection with certain purchases to be made by Buyer pursuant to the Crude Supply Agreements, and as a condition thereof (and to Secured Party’s agreement to extend credit to Buyer thereunder), Pledgor has agreed to grant a security interest in the Collateral (defined below) to Secured Party as collateral security for the Secured Obligations (defined below).
          C. In consideration of the grant of the foregoing security interest, Secured Party has agreed to extend to Buyer secured credit in an amount up to the Unit Secured Credit Limit (defined below). For the avoidance of doubt, the Unit Secured Credit Limit is in addition to Buyer’s Open Credit Limit (as defined herein), and in addition to credit secured by Letters of Credit or Cash Collateral (both as defined herein).
          D. Pledgor and Buyer are each wholly owned by Holly Corporation, a Delaware corporation, or its Affiliates.
          E. Buyer and Pledgor are engaged in related businesses, and Pledgor derives benefit from the extensions of credit by Secured Party to Buyer under the Crude Supply Agreements.
          F. NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:
AGREEMENT
          1. Definitions. Capitalized terms not otherwise defined herein shall have the following respective meanings:
                    (a) “Affiliate” means, as to the Person specified, any Person controlling, controlled by or under common control with such specified Person. The concept of control, controlling or controlled as used in the aforesaid context means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise. No Person shall be deemed an Affiliate of any Person by reason of the exercise or existence of rights, interests or remedies under this Pledge Agreement.

                    (b) “Applicable ROFR” has the meaning set forth in Section 7.7.
                    (c) “Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is authorized or required by law to be closed.
                    (d) “Buyer” has the meaning set forth in Recital A above.
                    (e) “Cash Collateral” means the amount of any cash collateral delivered to the Secured Party pursuant to any of the Crude Supply Agreements.
                    (f) “Code” means the Uniform Commercial Code, as in effect from time to time in the State of Texas or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Secured Party’s security interest in the Collateral.
                    (g) “Collateral” means (i) the Pledged Units, (ii) all Proceeds of the Pledged Units, including without limitation, Securities Proceeds and Extraordinary Proceeds, (iii) the Letters of Credit, and (iv) Cash Collateral.
                    (h) “Collateral Value” means, as of the date of determination, the sum of (i) the Letters of Credit, plus (ii) the amount of any Cash Collateral, plus (iii) the Fair Market Value of the Pledged HEP Units.
                    (i) “Crude Supply Agreements” has the meaning set forth in Recital A above.
                    (j) “Discharge of Obligations” occurs upon the later of (i) the indefeasible satisfaction in full of all the Secured Obligations (other than any Surviving Obligations) and (ii) the termination of the Crude Supply Agreements.
                    (k) “Effective Date” has the meaning set forth in the initial paragraph hereof.
                    (l) “Event of Default” means any one or more of the following: (i) a failure by Buyer to pay when due amounts owed by Buyer to Secured Party one (1) Business Day following notice of non-payment by Secured Party under, or Buyer’s failure to purchase or accept delivery of any crude oil in accordance with, the provisions of the Crude Supply Agreements after the expiration of all applicable notice and cure periods provided for therein, (ii) a failure by Pledgor to perform its obligations under this Pledge Agreement and in the case of a failure under this clause (ii) (except in the case of a monetary default by Pledgor hereunder, or except as otherwise expressly provided in clause (iii) of this definition), Pledgor has failed to cure such failure within ten (10) days of the earlier of (x) its obtaining knowledge of such default and (y) receipt of written notice of such default from Secured Party or (iii) (A) a breach of a representation or warranty of Pledgor set forth in Section 3 hereof in any material respect (or, with respect to any such representation or warranty that is qualified as to materiality, in any respect) or (B) a breach of any of the covenants set forth in Sections 4.1(a) or 4.3 hereof. Notwithstanding the foregoing, an Event of Default shall not occur under clause (ii) of this subsection (l) so long as Pledgor is diligently pursuing the cure of a non-monetary default that is not reasonably capable of being cured within such ten (10) day period.
                    (m) “Excess Collateral Amount” has the meaning set forth in Section 7.5 hereof.

                    (n) “Extraordinary Proceeds” means any sums of money paid upon or in respect of, or property distributed in respect of, any Pledged Units upon the recapitalization, merger, consolidation or other change in structure of HEP or the reorganization, liquidation or dissolution of HEP or constituting an extraordinary distribution with respect to the Pledged Units.
                    (o) “Fair Market Value of Pledged HEP Units” means the fair market value of the Pledged HEP Units subject to this Pledge Agreement in which Secured Party has a perfected first priority security interest at the time of determination, based on the average closing price of the HEP Units reported by the New York Stock Exchange (or any other exchange or market upon which the HEP Units are principally listed or registered in the event that the HEP Units are no longer listed on the New York Stock Exchange) for the immediately preceding 10 consecutive Business Day period.
                    (p) “HEP General Partner Interest” means the interest of the general partner in HEP that is owned by Pledgor from time to time.
                    (q) “HEP” means Holly Energy Partners, L.P., a Delaware limited partnership and any successors thereto.
                    (r) “HEP Units” means limited partnership units of HEP. For avoidance of doubt, “HEP Units” as used herein does not include any of the HEP General Partner Interests held by Pledgor (or any rights, distributions or proceeds arising out or derived from such HEP General Partner Interests).
                    (s) “Letters of Credit” means the sum of the undrawn amounts of any letters of credit delivered to Secured Party pursuant to any of the Crude Supply Agreements or this Pledge Agreement.
                    (t) “Limited Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of HEP, dated as of July 13, 2004 (as amended, restated, supplemented or otherwise modified from time to time).
                    (u) “Netting Agreement” means that certain Crude Oil and/or Condensate Net-Out Amendment Agreement, dated as of December 1, 2010, between Buyer and Secured Party (as amended, restated, supplemented or otherwise modified from time to time).
                    (v) “Open Credit Limit” means the aggregate amount of unsecured credit extended, if any, to Buyer by Secured Party, as such amount is reasonably determined by Secured Party.
                    (w) “Operating Agreements” means the Limited Partnership Agreement and any other limited partnership agreement or other formation documents and all other agreements, certificates and other documents which from time to time govern the existence, operation and ownership of HEP (as such limited partnership agreement or other formation documents and other agreements, certificates and other documents may be amended, restated, supplemented or otherwise modified from time to time).
                    (x) “Partnership Securities” has the meaning set forth in the Limited Partnership Agreement.

                    (y) “Person” means any individual, corporation (including any nonprofit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental authority.
                    (z) “Pledge Agreement” has the meaning set forth in the initial paragraph hereof.
                    (aa) “Pledged Units” means all of Pledgor’s right, title and interest in and to: (i) the Pledged HEP Units; (ii) any and all now existing and hereafter arising rights of Pledgor to receive distributions or payments from HEP pursuant to the Pledged HEP Units, whether in cash or in kind or in the form of other Partnership Securities, and all options, rights, warrants, appreciation rights and other economic rights and interests of any nature of Pledgor as a limited partner in HEP arising out of any Pledged HEP Units; (iii) any and all now existing and hereafter acquired voting rights of Pledgor arising out of any Pledged HEP Units, whether provided for under the Operating Agreements, applicable law or otherwise; (iv) if any Pledged Units are now or in the future evidenced in certificate form, the Pledged Units shall include all such certificates; and (v) all Proceeds of all of the foregoing. For avoidance of doubt, the “Pledged Units” do not include any HEP General Partner Interests (or any rights, distributions or proceeds arising out or derived from such HEP General Partner Interest), and Secured Party shall have no recourse against such HEP General Partner Interest arising out of or related in any way to this Pledge Agreement.
                    (bb) “Pledged HEP Units” means the HEP Units described on Schedule 1 attached hereto (as such schedule may be supplemented or otherwise modified from time to time pursuant to a supplement hereto or other written agreement executed by Pledgor and Secured Party).
                    (cc) “Pledgor’s Conditional Rights” shall have the meaning set forth in Section 6.4(b) hereof.
                    (dd) “Preferential Payment” shall have the meaning set forth in Section 6.4(d) hereof.
                    (ee) “Preferential Payment Provisions” shall have the meaning set forth in Section 2(c) hereof.
                    (ff) “Proceeds” means (i) all “proceeds” (as such term is defined in the Code) and “products” with respect to the Collateral and (ii) (A) whatever is receivable or received when Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary; (B) all rights to payment, including return premiums, with respect to any insurance relating thereto; (C) all interest, dividends and other property receivable or received on account of the Collateral or proceeds thereof (including, without limitation, all distributions or other income from the Pledged Units, all collections thereon or all distributions with respect thereto), (D) all Partnership Securities distributed in connection with any subdivision or combination in respect of any Pledged HEP Units or other Collateral, (E) all Securities Proceeds and (F) all Extraordinary Proceeds.
                    (gg) “Reimbursement Obligations” shall have the meaning set forth in Section 7.3 hereof.
                    (hh) “Secured Obligations” means as of any date of determination (i) the full and timely payment of amounts owed by Buyer to Secured Party pursuant to the provisions of the Crude Supply Agreements, but only to the extent such payment obligations exceed the Open Credit Limit after the application of the Netting Agreement, and (ii) the full and timely payment, performance and observance by Pledgor of all of the terms, covenants and provisions of this Pledge Agreement (including, without limitation, all reimbursement and indemnification provisions herein and any payment made, or costs or expenses incurred, pursuant to Section 2(h) hereof).
                    (ii) “Secured Party” has the meaning set forth in the initial paragraph hereof.
                    (jj) “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
                    (kk) “Securities Laws” has the meaning set forth in Section 3(h) hereof.
                    (ll) “Securities Proceeds” means Proceeds of Pledged Units that constitute equity interests, including, without limitation, (i) shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, (ii) any certificate in respect of any Pledged Units or such Proceeds (including, without limitation, in connection with any reclassification, distribution, subdivision or combination or any increase or reduction of capital) or any certificate issued in connection with any reorganization, liquidation or dissolution or in substitution of any certificate representing any Pledged Units and (iii) subscriptions, warrants, and options to purchase (whether in addition to, in substitution of, as conversion of, in exchange for or otherwise in respect of) any such Pledged Units.
                    (mm) “Surviving Obligations” means inchoate indemnity obligations and other obligations not due and payable at the time all other Secured Obligations are paid in full and the Crude Supply Agreements are terminated which, by the terms of the Crude Supply Agreements or this Pledge Agreement, survive payment or performance in full of the other Secured Obligations, and for which no written claim has been made at the time all such other Secured Obligations have been paid in full and the Crude Supply Agreements terminated.
                    (nn) “Unit Secured Credit Limit” means initial credit limit in an amount equal to fifty percent (50%) of the Fair Market Value of Pledged HEP Units, up to a maximum of $25 million ($25,000,000), to be secured by the Collateral, or (A) if Buyer or Secured Party has submitted by written notice to the other party instructions to lower the credit limit, the lower credit limit specified in such instructions, or (B) if Buyer has submitted by written notice to Secured Party a request for a higher credit limit, such higher credit limit as may be approved in writing by Secured Party and subject to such other terms as are required by the Secured Party. For avoidance of doubt, the Unit Secured Credit Limit does not include the Open Credit Limit or any credit secured by Cash Collateral or Letters of Credit. In the event of an increase or decrease in the Fair Market Value of the Pledged HEP Units affecting the Unit Secured Credit Limit, Secured Party shall notify Pledgor in writing of such change in Fair Market Value and of the new Unit Secured Credit Limit.
          2. Pledge of Collateral.
                    (a) As collateral security for the due and punctual payment and performance of all of the Secured Obligations (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise), whether allowed or allowable as claims, Pledgor hereby (i) pledges, transfers, hypothecates and assigns to Secured Party the Collateral in which Pledgor now or hereafter has rights, and (ii) grants to Secured Party a continuing first priority lien on and security interest in and to the Collateral whether now owned or hereafter acquired.
                    (b) For the better perfection of Secured Party’s rights in and to the Collateral, on or prior to the Effective Date Pledgor shall deliver to Secured Party (i) a UCC-1 financing statement with respect to the Collateral, (ii) the certificate(s) issued by HEP representing the Pledged Units, and (iii) an executed stock power in blank in the form attached hereto as Exhibit A. Secured Party hereby agrees that, except upon the occurrence of and during the continuance of an Event of Default, Secured Party will not give any instructions as to the transfer, redemption or disposition of any of the Collateral to HEP.
                    (c) Secured Party shall retain a valid and perfected first priority security interest in the Collateral until the Discharge of Obligations shall have occurred (other than Collateral released from the security interest hereunder pursuant to Section 7.6 hereof). Any Surviving Obligations shall be subject to the “Preferential Payments” provisions of Sections 6.4(d) and 6.4(e) hereof (the “Preferential Payment Provisions”).
                    (d) Until an Event of Default has occurred Pledgor shall retain all voting and other rights, including, without limitation, the right to exercise any options, subscriptions or warrants, with respect to the Pledged Units, and all cash dividends, payments and other cash distributions made upon and with respect to the Pledged Units shall belong to Pledgor and all rights to exercise any options, subscriptions or warrants with respect to the Pledged Units; provided, however, if Pledgor receives any dividends, payments or other distributions constituting Securities Proceeds or Extraordinary Proceeds, such Securities Proceeds or Extraordinary Proceeds shall be held and applied in accordance with Section 2(j)hereof.
                    (e) Upon the occurrence and during the continuance of an Event of Default, subject to the limitations set forth in Section 2(k) hereof, Secured Party may without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by law, hereunder or pursuant to any of the Crude Supply Agreements) to or upon Pledgor, Buyer or any other Person (all and each of which demands, defenses, advertisements and notices, except those required by law or the Crude Supply Agreements, are hereby waived) exercise, in addition to its other rights and remedies hereunder or under any other instrument of agreement securing or evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code or otherwise available by action or actions at law or in equity, including, without limitation:
                    (i) to sell, assign and effectively transfer the Collateral either at public or private sale, at the option of Secured Party, without recourse to judicial proceedings and without either demand, appraisement, advertisement or notice of any kind, all of which are expressly waived;
                    (ii) to proceed by way of appropriate judicial proceedings to have the Collateral sold at judicial sale, with or without appraisement;
                    (iii) to seek an injunction of the prohibited action; or
                    (iv) to pursue any other available legal remedy; and, out of the Proceeds of the sale of the Collateral, Secured Party shall be entitled to receive, by preference and priority over all Persons whatsoever, the full remaining and unpaid balance of the Secured Obligations, together with all interest, costs, reasonable attorneys’ fees and other charges incurred by Secured Party in connection with any such exercise of its remedies;

provided, however, that Secured Party shall provide Pledgor with not less than ten (10) days written notice prior to conducting any public or private sale of the Collateral, and Pledgor hereby agrees and stipulates that such notice shall be deemed to be commercially reasonable notice in satisfaction of the requirements of the Code.
                    (f) In addition to the remedies described in Section 2(e) above, if any Event of Default shall occur and immediately upon the occurrence thereof and for so long as such Event of Default shall be continuing: (i) Secured Party shall have the right to receive any and all dividends, payments and other distributions made upon and with respect to the Pledged Units and the other Collateral, as applicable, and make application thereof in accordance with this Pledge Agreement, and (ii) at Secured Party’s election, the amount of the Pledged Units required to satisfy the Secured Obligations shall be transferred to Secured Party or its nominee and registered in the name of Secured Party or its nominee and recorded in the books and records of HEP and Secured Party or its nominee may in the name of Pledgor or in Secured Party’s or such nominee’s own name, collect all payments and assets due Pledgor pursuant to the Pledged Units and/or the applicable Operating Agreements, and Secured Party or its nominee may thereafter exercise (A) all voting and other rights of a limited partner pertaining to the Pledged Units under the Operating Agreements and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Units as if it was the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Units upon the merger, consolidation, reorganization, recapitalization or other change in the structure of HEP), or upon the exercise by Pledgor or Secured Party of any right, privilege or option pertaining to such Pledged Units, and, in connection therewith, the right to deposit and deliver evidences of the Pledged Units with any committee, depository, transfer agent, registrar or other designated agency (upon such terms and conditions as Secured Party may determine), all without liability except to account for property actually received by it, but Secured Party shall not have any duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. For the avoidance of doubt, for so long as no Event of Default has occurred and is continuing, the rights described in clauses (i) and (ii) of the preceding sentence shall accrue to Pledgor; provided that any Securities Proceeds or Extraordinary Proceeds issued or received in connection with such rights shall constitute Collateral hereunder and shall be turned over to Secured Party in accordance with Section 2(j) below.
                    (g) After the occurrence and during the continuance of an Event of Default, Secured Party is hereby authorized to and shall apply the net proceeds of such sale of, or other realization upon, any or all of the Collateral, after first deducting all actual out-of-pocket and documented costs and expenses of sale or other exercise of remedies provided for herein, including reasonable attorneys’ fees, to the payment of all other Secured Obligations, it being understood that this Pledge Agreement shall remain in full force and effect and Secured Party shall retain all rights hereunder, until the Discharge of Obligations shall have occurred. If, after any sale of the Collateral pursuant to this Section 2 there shall be a balance remaining after the satisfaction in full of all of the Secured Obligations, such balance shall be paid to Pledgor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
                    (h) Following the occurrence and during the continuance of an Event of Default, Secured Party may, at its election, and in addition to any other remedies available hereunder, pay, purchase, contest or compromise any claim, encumbrance, charge or lien which is prior or superior to its security interest in the Collateral and pay all expenses incurred therewith (any payment, cost or expense so incurred shall be deemed Secured Obligations and shall be immediately due and payable and secured hereby), all of which shall be deemed authorized by Pledgor.
                    (i) All remedies of Secured Party hereunder are cumulative and are in addition to any other remedies provided for at law or in equity and may, to the extent permitted by law,

be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of Secured Party to exercise and no delay in exercising any right or remedy shall operate as a waiver thereof or in any way modify or be deemed to modify the terms of this Pledge Agreement or of the obligations secured hereby, nor shall any single or partial exercise by Secured Party of any right or remedy preclude any other or further exercise of the same or any other right or remedy.
                    (j) In the event that Pledgor purchases or otherwise acquires or obtains any Securities Proceeds or Extraordinary Proceeds, Pledgor shall promptly notify Secured Party of such purchase or other acquisition, all such Securities Proceeds and Extraordinary Proceeds shall automatically be deemed to be a part of the Collateral pledged by Pledgor and Pledgor shall accept the same as the agent of Secured Party, hold the same in trust for Secured Party and deliver the same forthwith to Secured Party in the exact form received to be held as a part of the Collateral. If any such Securities Proceeds are to be evidenced by a certificate, such certificates shall be promptly delivered to Secured Party, together with undated stock powers related thereto executed in blank, substantially in the form attached hereto as Exhibit A, or, if requested by Secured Party, other instruments appropriate to a certificate representing such Securities Proceeds, duly executed in blank. If any such Securities Proceeds are sums of money or securities entitlements, such sums of money or securities entitlements certificates shall be held pursuant to an account control agreement reasonably acceptable to Secured Party and Pledgor. Pledgor shall take all actions and execute and deliver such documents and agreements (including, without limitation, account control agreements) as Secured Party may reasonably require to perfect its security interest in such Extraordinary Proceeds.
                    (k) Secured Party agrees that in consideration of the grant of the security interest in the Pledged HEP Units hereunder, prior to the Discharge of Obligations or any release of the pledge of the Pledged HEP Units pursuant to Section 7.5 below or substitution of other Collateral for the Pledge HEP Units pursuant to Section 7.6 below, Secured Party shall at all times, in addition to the Open Credit Limit and in addition to credit secured by Letters of Credit or Cash Collateral, extend credit to Buyer under the Crude Supply Agreements in an amount at least equal to the Unit Secured Credit Limit, as such limit is determined from time to time.
                    (l) NOTWITHSTANDING ANYTHING IN THIS PLEDGE AGREEMENT TO THE CONTRARY, IN THE EVENT OF DEFAULT HEREUNDER, SECURED PARTY’S ONLY RECOURSE AS TO PLEDGOR SHALL BE TO THE COLLATERAL HEREUNDER AND NEITHER PLEDGOR NOR ANY OF PLEDGOR’S PROPERTY OTHER THAN THE COLLATERAL SHALL BE CHARGEABLE OR LIABLE FOR THE SECURED OBLIGATIONS.
          3. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants, as of the Effective Date, that:
                    (a) All the shares of, and other interests constituting, the Pledged Units have been duly and validly issued and are fully paid and nonassessable, except as such non-assessability may be affected by Section 17-607 of the Delaware Act (as defined in the Limited Partnership Agreement).
                    (b) Pledgor (i) is the record and beneficial owner of and sole holder of the Pledged Units and all of the other Collateral, (ii) will be the record and beneficial owner of any Pledged HEP Units that become Collateral after the Effective Date and all other Collateral hereafter acquired, in each case of clause (i) and (ii), free and clear of all claims, liens, options and encumbrances of any kind, except for the security interests arising under this Pledge Agreement and any Applicable

ROFR, and (iii) has the right and authority to pledge and assign the Collateral and grant a security interest therein as herein.
                    (c) The execution, delivery and performance of this Pledge Agreement by Pledgor will not cause a violation of or a default under the Operating Agreements. Further, the execution, delivery and performance of this Pledge Agreement by Pledgor will not cause a violation of or a default under (i) any mortgage, lease or other agreement, oral or written, to which Pledgor is a party or by which any of its assets are subject, or (ii) any pending litigation, judgment, decree, arbitration award, governmental order, statute, law, treaty, rule or regulation to which Pledgor is subject, nor will this Pledge Agreement cause a dissolution or other termination of Pledgor or HEP.
                    (d) The pledge, assignment, lien and security interest granted pursuant to this Pledge Agreement constitutes a valid, perfected first priority pledge, assignment, lien and security interest of or in all of the Collateral owned by Pledgor, enforceable as such against Pledgor, all creditors of Pledgor and any Person or entity purporting to purchase or otherwise acquire any Collateral from Pledgor (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principles of equity).
                    (e) The state of formation of Pledgor, together with the principal place of business of Pledgor, is listed on Schedule 2. Pledgor will not change its state of formation or principal place of business except upon at least thirty (30) days’ prior written notice to Secured Party and the delivery to Secured Party of such financing statements and other documents as Secured Party may require in connection therewith.
                    (f) No approval by, authorization of, or filing with any federal, state or other governmental commission, agency or authority is necessary in connection with the execution, delivery and performance by Pledgor, or the validity or enforceability, of this Pledge Agreement.
                    (g) No approval by or authorization or consent of any other Person is necessary to authorize or validate the execution and delivery of this Pledge Agreement, or if such approval, authorization, or consent is necessary, it has been otherwise obtained and is in full force and effect.
                    (h) The grant of the security interest contemplated by this Pledge Agreement does not violate and does not require that any filing, registration or other act be taken with respect to any and all laws pertaining to the registration or transfer of securities, including without limitation the Securities Act and the Securities and Exchange Act of 1934, and any and all rules and regulations promulgated thereunder (collectively, the “Securities Laws”), as such laws are amended and in effect from time to time, and the Pledged Units in HEP are represented by a “certificated security” as that term is defined in the Code. Nothing herein shall constitute a representation or warranty by Pledgor that the issuance by HEP of the Pledged HEP Units complies with Securities Laws.
                    (i) Pledgor has the requisite organizational power and authority, and the legal right, to make, deliver and perform this Pledge Agreement and to grant the liens and security interests provided for herein. Pledgor has taken all necessary organizational action to authorize the execution, delivery and performance of this Pledge Agreement and to grant the liens and security interests provided for herein. This Pledge Agreement has been duly executed and delivered on behalf of Pledgor. This Pledge Agreement constitutes a legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
                    (j) All actions and other requirements under the Operating Agreements (including, without limitation, those set forth or referenced in Section 6.7(b) of the Limited Partnership Agreement) necessary to permit Pledgor to transfer the HEP Units (other than the recording of such transfer in the books and records of HEP) have been satisfied and the HEP Units are fully transferable under the provisions of the Limited Partnership Agreement and any other Operating Agreements.
                    (k) Pledgor has delivered to Secured Party a certificate, dated the Effective Date, from the chief financial officer (or comparable officer) of Pledgor, in the form attached hereto as Exhibit B, as to the solvency of the Pledgor as of the Effective Date.
          4. Covenants of Pledgor.
               4.1. Collateral. Pledgor hereby covenants as follows:
                    (a) Except as provided in Sections 7.6 and 7.7 hereof, without the prior written consent of Secured Party, Pledgor shall not, either directly or indirectly, mortgage, sell or otherwise dispose of (whether directly or indirectly) or hypothecate, pledge, create or permit to exist a security interest or lien upon (other than the liens and security interests in favor of Secured Party), grant any option with respect to, encumber, give or place in trust, or enter into any agreement or undertaking restricting the right or ability of Pledgor or Secured Party to sell, assign or transfer, any of the Pledged Units or any other Collateral, until the Discharge of Obligations shall have occurred.
                    (b) Pledgor shall defend, at Pledgor’s cost, Secured Party’s security interest in and to the Pledged Units or any other Collateral as applicable, against all Persons and against all claims and demands whatsoever, other than claims that Secured Party has voluntarily or involuntarily pledged, assigned, sold, conveyed, encumbered or otherwise transferred its interest in the Collateral or this Pledge Agreement.
                    (c) Pledgor shall promptly notify Secured Party, in writing, of the imposition at any time of any claim, option, lien or encumbrance upon or against all or any portion of the Pledged Units and/or any other Collateral.
                    (d) Pledgor shall, on Secured Party’s reasonable demand, furnish further reasonable assurance of its record and beneficial ownership of the Pledged Units, or any other Collateral, execute any written agreement or do any other act reasonably necessary to effectuate the purposes and provisions of this Pledge Agreement and execute any instrument or statement required by law or otherwise in order to perfect, continue or terminate the security interest of Secured Party in the Pledged Units and the other Collateral.
               4.2. Voting Rights. So long as an Event of Default shall not have occurred and be continuing, Pledgor shall be permitted to exercise all voting and other rights with respect to the Pledged Units as long as no vote shall be cast, or right exercised or other action taken which, would impair the liens created by this Pledge Agreement or result in a default under this Pledge Agreement; provided, however, (a) on or before the Effective Date, Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor a proxy in the form attached hereto as Exhibit C, which proxy shall only be revocable upon the occurrence and during the continuance of an Event of Default, and (b) after the Effective Date, Secured Party shall execute and deliver (or cause to be executed and delivered) to

Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise and to receive the cash distributions or interest payments which it is authorized to receive and retain pursuant to this Section 4.
               4.3. Perfected Security Interest. In no event shall Pledgor do or permit any of its Affiliates to do, or omit to do or permit any of its Affiliates to omit to do, any act or thing, the doing or omission of which, would impair the validity, enforceability, perfection or priority of the security interests granted herein; provided, however, the foregoing shall not prevent Pledgor or its Affiliates from exercising any rights or remedies under this Pledge Agreement, the Crude Supply Agreements or otherwise at law or in equity if Secured Party is in breach of its obligations hereunder or under the Crude Supply Agreements.
               4.4. Proceeds of Collateral. Upon the occurrence and during the continuance of an Event of Default, all Proceeds of the Collateral received by Pledgor shall be promptly delivered to Secured Party, in the same form as received and, with respect to any certificates, together with undated stock powers executed in blank related thereto substantially in the form attached hereto as Exhibit A (or otherwise satisfactory to Secured Party), with the addition of such other endorsements and assignments as may be reasonably required by Secured Party following a foreclosure by Secured Party to transfer title to Secured Party, and pending such foreclosure and delivery, such Proceeds shall be held in trust for Secured Party; and such Proceeds shall constitute Collateral hereunder and be applied to the Secured Obligations.
               4.5. Financing Statements; Certificates. Pledgor authorizes Secured Party and its agents and representatives, at the expense of Pledgor, to execute and file any financing statement or statements deemed reasonably necessary or desirable by Secured Party to perfect its security interest in the Collateral. Pledgor will sign and deliver any financing statements and other documents and perform such other acts as Secured Party deems reasonably necessary or desirable from time to time to establish and maintain in favor of Secured Party a valid and perfected first priority security interest in the Collateral, free of all other liens, encumbrances, security interests and claims. Pledgor shall also furnish to Secured Party all certificates or other instruments and papers evidencing or constituting any of the Collateral, together with appropriate endorsements and assignments and any information relating thereto, and shall take such actions as Secured Party may deem reasonably necessary from time to time to establish valid security interests in and to further protect and perfect its interest in the Collateral.
               4.6. No Liability. Pledgor hereby covenants and agrees that in the event that Secured Party forecloses on, or otherwise exercises rights or remedies with respect to, the Collateral, notwithstanding anything to the contrary in the Operating Agreements, Secured Party shall have no liability for (and, subject to Section 2(k) hereof, Pledgor shall indemnify and hold harmless Secured Party from) any matters in connection with the Pledged Units arising or occurring, directly or indirectly, prior to Secured Party’s (or Secured Party’s nominee) becoming an owner of the Pledged HEP Units (as recorded in the books and records of HEP), all of which shall remain the sole responsibility of Pledgor.
               4.7. Transfer of Pledged HEP Units. Pledgor hereby covenants and agrees, upon the exercise of remedies by Secured Party pursuant to this Pledge Agreement after the occurrence of an Event of Default, to take all such action as shall be necessary or reasonably requested by Secured Party in order to promptly exchange any certificates representing such Pledged Units for one or more validly issued certificates in the name of Secured Party or its designee, provided, the foregoing shall not require Pledgor or HEP to cause the Pledged Units to be registered under Securities Laws.
          5. Power of Attorney. Effective immediately and automatically upon the occurrence and during the continuance of an Event of Default, Pledgor hereby irrevocably appoints and instructs Secured Party as its attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party’s discretion to take any and all actions necessary and proper, to carry out the intent of this Pledge Agreement and to perfect and protect the lien, pledge, assignment and security interest of Secured Party created hereunder. Neither Secured Party nor any said Secured Party or attorney-in-fact or their Affiliates, agents or advisors will be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law with respect to its dealings with the Collateral unless such liability arises out of or from the negligence or willful misconduct of such party. This power of attorney, being coupled with an interest, is irrevocable until the Discharge of Obligations shall have occurred. Without limiting the foregoing, if Pledgor fails to perform any agreement or obligation contained herein, Secured Party may itself perform, or cause performance of, where reasonably necessary in the name or on behalf of Pledgor, and at the expense of Pledgor, as applicable.
          6. Third Party Waivers.
               6.1. Rights of Secured Party. Pledgor authorizes Secured Party to perform any or all of the following acts at any time, and from time to time, all without notice to Pledgor, without affecting Pledgor’s obligations under this Pledge Agreement and without affecting the liens and encumbrances against the Collateral in favor of Secured Party:
                    (a) Secured Party may agree to alter any terms of the Secured Obligations or any part thereof or any collateral security or guarantee therefor, including renewing, compromising, extending, accelerating, compromising, waiving, surrendering or releasing, the Secured Obligations or any part thereof or any collateral security or guarantee therefore and any demand for payment of any of the Secured Obligations made by Secured Party may be rescinded by Secured Party and any of the Secured Obligations continued and the Crude Supply Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Secured Party and, with respect to amendments, modifications and supplements to the Crude Supply Agreements, Buyer may agree upon from time to time.
                    (b) Secured Party may take and hold other collateral or other security for the Secured Obligations, accept additional or substituted collateral or other security, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such collateral or security.
                    (c) Secured Party shall apply any payments or recoveries from HEP, Buyer, Pledgor or any other source, and any proceeds of any collateral or other security (including, without limitation, the Collateral), to the Secured Obligations and any other obligations under the Crude Supply Agreements in such manner, order and priority as Secured Party may elect.
                    (d) Secured Party may release any Person or entity of its liability for the Secured Obligations or any part thereof and any collateral or security at any time held by Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Secured Party shall have no obligation to protect, secure, perfect or insure any lien or security interest at any time held by it as security for the Secured Obligations.
                    (e) Secured Party may substitute, add or release any one or more guarantors or endorsers.
                    (f) In addition to the Secured Obligations, Secured Party may extend other credit to Buyer, and may take and hold collateral or other security for the credit so extended,

all without affecting Pledgor’s obligations hereunder and without affecting the liens and encumbrances against the Collateral hereunder.
               6.2. Absolute Obligations. Pledgor expressly agrees that until the Discharge of Obligations shall have occurred, or unless otherwise expressly agreed in writing between Pledgor and Secured Party, Pledgor shall not be released of its obligations, waivers and agreements set forth herein nor shall the validity, enforceability or priority of the liens and encumbrances against the Collateral in favor of Secured Party be affected in any manner by or because of:
                    (a) Any act or event which might otherwise discharge, reduce, limit or modify Pledgor’s obligations hereunder or Buyer’s obligations under the Crude Supply Agreements or the liens and encumbrances against the Collateral in favor of Secured Party;
                    (b) Any waiver, extension, modification, forbearance, delay or other act or omission of Secured Party or any failure to proceed promptly or otherwise as against HEP, Pledgor, Buyer or any other Person or entity or any collateral or other security;
                    (c) Any action, omission or circumstance which might increase the likelihood that Secured Party might enforce the rights granted under this Pledge Agreement or under the Crude Supply Agreements or which might affect the rights or remedies of Pledgor as against HEP; or
                    (d) Any dealings occurring at any time between HEP, Buyer or Pledgor and Secured Party, whether relating to the Secured Obligations or otherwise.
          Pledgor has knowledge and assumes all responsibility for being and keeping itself informed of the Buyer’s financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks which Pledgor assumes and incurs hereunder, and has adequate means to obtain from the Buyer on an ongoing basis information relating thereto and the Buyer’s ability to pay and perform its obligations under the Crude Supply Agreements and otherwise, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Pledge Agreement is in effect. Pledgor acknowledges and agrees that (x) Secured Party shall have no obligation to investigate the financial condition or affairs of the Buyer for the benefit of Pledgor nor to advise Pledgor of any fact respecting, or any change in, the financial condition, assets or affairs of the Buyer that might become known to Secured Party at any time, whether or not Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to Pledgor, or might (or does) increase the risk of Pledgor hereunder and (y) Secured Party shall have no duty to advise Pledgor of information known to it regarding any of the aforementioned circumstances or risks.
          Notwithstanding the foregoing to the contrary, nothing herein shall prevent Pledgor from asserting against Secured Party the defense of payment or performance of the Secured Obligations by Buyer under the Crude Supply Agreements.
               6.3. Pledgor’s Waivers. To the fullest extent permitted by law, Pledgor waives:
                    (a) Any defense: (i) based on any legal disability of any other Person, (ii) based on any release, discharge, modification, impairment or limitation of the liability of any other Person to Secured Party from any cause, whether consented to by Secured Party or arising by operation of law, (iii) arising out of or able to be asserted as a result of any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of any other Person or any of their Affiliates, or any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case as undertaken under any U.S. Federal or State law (each of the foregoing described in this clause (iii) being referred to herein as an “Insolvency Proceeding”); or (iv) arising from any rejection or disaffirmance of the Secured Obligations, or any part thereof, or any collateral or other security held therefor, in any such Insolvency Proceeding;
                    (b) Any defense based on any action taken or omitted by Secured Party in any insolvency proceeding involving any other Person, including any election to have Secured Party’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Secured Party to any other Person in any insolvency proceeding, and the taking and holding by Secured Party of any collateral or other security for any such extension of credit;
                    (c) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intention to accelerate, notices of acceleration, notices of acceptance of this Pledge Agreement and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind; and
                    (d) any failure of Secured Party to marshal assets in favor of Pledgor or any other Person (including Buyer), to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Buyer or any other Person or to take any action whatsoever to mitigate or reduce such or any other liability of Pledgor hereunder or with respect to the Secured Obligations, Secured Party being under no obligation to take any such action notwithstanding the fact that all or any part of the Secured Obligations may be due and payable and that the Buyer may be in default of its obligations under the Crude Supply Agreements;
          Notwithstanding the foregoing to the contrary, nothing herein shall prevent Pledgor from asserting against Secured Party the defense or right which Buyer may have, including but not limited to, the defense of payment or performance of the Secured Obligations by Buyer, or default by Secured Party, under the Crude Supply Agreements.
               6.4. Waiver of Subrogation and Other Rights.
                    (a) Upon the occurrence and during the continuance of any Event of Default, without prior notice to or consent of Pledgor, Secured Party may elect to (subject to the terms of this Pledge Agreement): (i) foreclose against any Collateral for the Secured Obligations, (ii) accept a transfer of any such Collateral for the Secured Obligations in lieu of foreclosure, (iii) compromise or adjust the Secured Obligations or any part thereof or make any other accommodation with HEP, Buyer, Pledgor or any Person, or (iv) exercise any other remedy available under this Pledge Agreement, the Crude Supply Agreements, at law or in equity against HEP, Buyer, Pledgor or any other Person or any Collateral or any other collateral for the Secured Obligations.
                    (b) Regardless of whether Buyer may have made any payments to Secured Party, until the Discharge of Obligations shall have occurred, Pledgor waives, to the fullest extent permitted by law and, subject to Section 6.4(c) below, (all of the following rights, collectively, “Pledgor’s Conditional Rights”): (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Buyer, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise; and (ii) all rights to enforce any remedy that Secured Party may have against HEP, Buyer, Pledgor or any other Person granting collateral or security for, or guaranteeing, the Secured Obligations.

                    (c) Subject to the prior payment in full in immediately available funds of all Secured Obligations to Secured Party, other than the Surviving Obligations (which shall be subject to the Preferential Payment Provisions), Pledgor shall retain its rights to seek contribution and reimbursement from, and rights of subrogation with respect to, any obligor with respect to the Secured Obligations to the extent the Secured Obligations hereunder render Buyer insolvent. Such rights of subrogation, contribution and reimbursement shall be subordinate to the Secured Obligations, and Pledgor shall not enforce any such rights until the Discharge of Obligations shall have occurred.
                    (d) If, notwithstanding the provisions of Section 6.4(b) above, any amount shall be paid to Pledgor on account of Pledgor’s Conditional Rights and either (i) such amount is paid to Pledgor at any time when the Secured Obligations (including, without limitation, any outstanding Surviving Obligations) shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to Pledgor, any payment made by HEP or Pledgor or Buyer to Secured Party is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Secured Party or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (such payment, a “Preferential Payment”), then such amount paid to Pledgor shall be held in trust for the benefit of Secured Party and shall forthwith be paid to Secured Party to be credited and applied upon the Secured Obligations (and any outstanding Surviving Obligations), whether matured or unmatured, in such order as Secured Party shall determine.
                    (e) To the extent that any of the provisions of Section 6.4(d) above shall not be enforceable, Pledgor agrees that until such time as Discharge of Obligations shall have occurred and the period of time has expired during which any payment made by HEP, Buyer or Pledgor to Secured Party may be determined to be a Preferential Payment, Pledgor’s Conditional Rights to the extent not validly waived shall be subordinate to Secured Party’s right to full payment and performance of the Secured Obligations, and Pledgor shall not enforce Pledgor’s Conditional Rights during such period.
          7. Miscellaneous.
               7.1. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be addressed to the intended recipient as set forth below:
If to Pledgor to:
Holly Logistics Limited LLC
100 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention: George J. Damiris
Email: George.Damiris@hollycorp.com
With a copy to:
Holly Logistics Limited LLC
100 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention: General Counsel
Email: generalcounsel@hollycorp.com

If to Secured Party to:
Sunoco Partners Marketing & Terminals L.P.
c/o Sunoco Partners LLC
1818 Market Street, Suite 1500
Philadelphia, PA 19103
Attention: General Counsel
Email: ksballay@sunocologistics.com
          Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the addresses set forth above using any means (including registered or certified mail, return receipt requested, postage prepaid, personal delivery, expedited courier, messenger service, ordinary mail, or electronic mail where receipt thereof is confirmed, but specifically excluding telecopy), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received or refused by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.
               7.2. Entire Agreement. This Pledge Agreement and the Crude Supply Agreements (including any attachments, exhibits or addenda hereto and thereto), constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.
               7.3. Reimbursement; Indemnification. Pledgor agrees subject to Section 2(k) above, to pay promptly (and in any event within 10 Business Days of Secured Party’s delivery of written demand together with documentation evidencing such costs and expenses) all actual out of pocket document costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by Secured Party in enforcing any Secured Obligations of or in collecting any payments due from Pledgor hereunder by reason of such Event of Default (including in connection with the sale of, collection from, or other realization on any of the Collateral) or in connection with any “work out” or pursuant to any insolvency or bankruptcy cases or proceedings (all such reimbursement obligations of Pledgor set forth in this Section 7.3 (the “Reimbursement Obligations”) shall constitute Secured Obligations hereunder.
               7.4. Transfer and Assignment.
                    (a) This Pledge Agreement shall extend to and be binding upon the parties, their successors and assigns; provided, neither party shall assign this Pledge Agreement without the written consent of the other party, not to be unreasonably withheld, conditioned or delayed.
                    (b) Upon the Discharge of Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor, and, at the request of Pledgor, Secured Party shall execute and deliver to Pledgor a written release and termination of this Pledge Agreement.
               7.5. Release. If on the 25th day (or, if such day is not a Business Day, the next succeeding Business Day) of any calendar month (any such date a “Collateral Release Date”), the Fair Market Value of Pledged HEP Units exceeds two times the Unit Secured Credit Limit (such excess, the “Excess Collateral Amount”), then Pledgor may, within three (3)

Business Days of such Collateral Release Date, request the release of Pledged HEP Units (including all Pledged Units related thereto) with a Fair Market Value of Pledged HEP Units (as determined on such Collateral Release Date) of up the Excess Collateral Amount by submitting a written request to Secured Party. Upon receipt of such request, Secured Party shall have five (5) Business Days to either approve such request and release such Collateral from the liens and security interests under this Pledge Agreement, or notify Pledgor of any dispute in the calculations or information set forth in such request (in which case Secured Party and Pledgor shall negotiate in good faith to resolve any such dispute).
               7.6. Substitution of Collateral.
                    (a) Pledgor. So long as no Event of Default has occurred and is continuing, Pledgor shall have the right to substitute all or a part of the Pledged HEP Units with letters of credit or cash collateral with value equivalent to 50% of the Pledged HEP Units for which substitution is being made. If Pledgor desires to deliver any such substitute collateral to secure the Secured Obligations, Pledgor shall execute and deliver letters of credit or deliver cash collateral, as desired by Pledgor (including reasonable documentation providing therefor), and Secured Party shall execute and deliver such additional documents as are reasonably required to release the applicable Collateral from the pledge created hereby and, without limitation, Secured Party shall return promptly any applicable certificates and stock powers to Pledgor (and Secured Party shall in any event make such certificates and stock powers available for Buyer to take into its physical possession within three (3) Business Days after Secured Party’s receipt of such documentation). Any actual out-of-pocket and document costs and expenses, including reasonable attorneys’ fees, incurred by Secured Party relating to such request and substitution shall be reimbursed by Pledgor within ten (10) Business Days of Secured Party’s delivery of written demand together with documentation evidencing such costs and expenses. Pledgor shall bear its own expenses with respect to any such substitution.
                    (b) Secured Party. With 30 days prior written notice to Pledgor, Secured Party shall have the right to require Pledgor to substitute all or a part of the Collateral with letters of credit or cash collateral with value equivalent to the Collateral for which substitution is being made. If Secured Party desires to require any such substitute collateral to secure the Secured Obligations, Pledgor shall execute and deliver letters of credit or deliver cash collateral, as reasonably requested by Secured Party (including reasonable documentation providing therefore), and Secured Party shall execute and deliver such additional documents as are reasonably required to release the applicable Collateral from the pledge created hereby and, without limitation, Secured Party shall return any applicable certificates and stock powers to Pledgor. Pledgor and Secured Party shall each bear their own expenses with respect to any such substitution.
               7.7. Applicable ROFR. So long as no Event of Default has occurred and is continuing, Pledgor shall have the right to grant to any Person an option or right of first refusal (each, an “Applicable ROFR”) to purchase all or any part of the Pledged Units in the event that either the HEP General Partner Interests or a direct or indirect controlling interest in the general partner of HEP is sold or otherwise transferred by Pledgor. Any Applicable ROFR must (a) be exercisable for a price not less than the Fair Market Value of the Pledged HEP Units on the applicable transfer date, and (b) must provide for the exercise of the Applicable ROFR within five (5) Business Days after written notice of the intention to sell or otherwise transfer such Pledged Units is given to such Person by Pledgor or Secured Party, as the case may be. Pledgor shall give written notice to Secured Party within ten (10) Business Days after entering into any Applicable ROFR; provided that the failure to provide such notice shall not affect the validity of any ROFR except to the extent that is has actually prejudiced any action taken by Secured Party. If the Applicable ROFR is exercised, the Pledged Units shall be sold free and clear of the pledge and security interest, or any other right, obligation or encumbrance created by this Agreement and the Proceeds therefrom shall remain a part of the pledged Collateral hereunder, and shall be applied to the Secured Obligations.
               7.8. No Waiver. Failure of Secured Party or Pledgor to require performance of any provision of this Pledge Agreement shall not affect either party’s right to full performance thereof at any time thereafter, and the waiver by any such parties of a breach of any provision hereof shall not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision. Nothing contained in this Pledge Agreement shall limit or impair any right of Secured Party to require cash payments or letters of credit pursuant to the Crude Supply Agreements (or any other agreement enabling Secured Party to demand or require other collateral) nor require Pledgor to deliver additional HEP Units as collateral for the Obligations if additional collateral is required under the Crude Supply Agreements.
               7.9. Amendments. No amendments, additions to, alterations, modifications or waivers of all or any part of this Pledge Agreement shall be of any effect, unless in writing and signed by Pledgor and Secured Party.
               7.10. Severability. If any clause or provision of this Pledge Agreement is illegal, invalid, or unenforceable under present or future laws effective during the term of this Pledge Agreement, then and in that event, it is the intention of the parties hereto that the remainder of this Pledge Agreement shall not be affected thereby.
               7.11. Relationship of Parties. Nothing in this Pledge Agreement is intended nor shall be construed to constitute Pledgor and Secured Party as partners or joint venturers with respect to the subject matter of this Pledge Agreement, this being an agreement for the granting of the security interest herein.
               7.12. Remedies Not Exclusive. Except as expressly limited herein, the specific remedies provided in this Pledge Agreement are not intended to be exclusive, and the exercise of any such specific remedy shall not be deemed to be an election of an exclusive remedy. Except as expressly limited herein, the specific remedies provided in this Pledge Agreement are cumulative of all other remedies available to the parties at law or in equity.
               7.13. Governing Law; Venue. This Pledge Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the Parties hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the State or Federal Courts located in New Castle County, Delaware, for any actions, suits or proceedings arising out of or relating to this Pledge Agreement and the transactions contemplated hereby and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum. Nothing in this Pledge Agreement shall be deemed or operate to preclude the parties from bringing suit or taking other legal action in any other jurisdiction to realize on property or to enforce a judgment or other court order as permitted by applicable law.

               7.14. No Third Party Beneficiaries. Nothing in this Pledge Agreement shall confer any rights or remedies upon any Person other than Secured Party, Buyer and Pledgor and their respective successors and permitted assigns.
               7.15. Specific Performance. Each of Pledgor and Secured Party acknowledge and agree that either party may be damaged irreparably in the event any of the provisions of this Pledge Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of Pledgor and Secured Party hereto agree that each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Pledge Agreement and to enforce specifically this Pledge Agreement and the terms and provisions hereof in any action instituted in any State or Federal court located in New Castle County, Delaware, in addition to any other remedy to which they may be entitled, at law or in equity.
               7.16. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.
               7.17. Counterparts. This Pledge Agreement may be executed in multiple counterparts by the different signatories hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Pledge Agreement by facsimile transmission or electronic image scan transmission (e.g., .PDF) shall be effective as delivery of a manually executed counterpart hereof.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOLLOWS

          IN WITNESS WHEREOF, Pledgor and Secured Party have executed this Pledge and Security Agreement as of the date first above written.

PLEDGOR: HOLLY LOGISTICS LIMITED LLC, a Delaware limited partnership By: Holly Logistics Services, L.L.C., its sole member
By:	/S/ BRUCE R. SHAW
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

SECURED PARTY: SUNOCO PARTNERS MARKETING & TERMINALS L.P. By: Sunoco Logistics Partners Operations GP LLC, its General Partner
By:	/S/ MICHAEL J. HENNIGAN
Michael J. Hennigan
President and Chief Operating Officer
(Signature Page to Pledge and Security Agreement)